SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 26, 1998


                                 RENO AIR, INC.
             (Exact name of registrant as specified in its charter)


            Nevada                     0-20360                  88-0259913
 (State or other jurisdiction      (Commission File            (IRS Employer
       of incorporation)                Number)              Identification No.)


        220 Edison Way                                             89502
      Reno, Nevada 89502                                        (Zip Code)
(Address of Principal Executive
           Offices)

                                 (702) 954-5000
              (Registrant's telephone number, including area code)


ITEM 5.  Other Events

     On August 26, 1998, Reno Air, Inc. ("Reno Air") issued a news release announcing that its board of directors has authorized management to initiate a stock repurchase program. The news release also stated that Reno Air entered into an agreement in principle to sell a surplus aircraft and that Reno Air expects significantly improved results for the third quarter of 1998 and for the fiscal year ending December 31, 1998. The news release further discusses certain other recent management initiatives, including the pursuit of synergistic strategic alliances with domestic and international air carriers. The news release is attached hereto as Exhibit 99.

ITEM 7. Financial Statements and Exhibits

(c) Exhibits


Designation                        Description
-----------                        -----------

99 Reno Air news release dated August 26, 1998 announcing that its board of directors had authorized management to initiate a stock repurchase program. The news release also stated that Reno Air entered into an agreement in principle to sell a surplus aircraft and that Reno Air expects significantly improved results for the third quarter of 1998 and for the fiscal year ending December 31, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            RENO AIR, INC.

                            By: /s/ Steven A. Rossum
                               -----------------------------------
                            Steven A. Rossum
                            Senior Vice President, General Counsel
                            and  Corporate Secretary